UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 5, 2007
Motorola, Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zip code)
(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 5, 2007, the Compensation and Leadership Committee (“Committee”) of the Board of Directors of Motorola, Inc. (the “Company”) approved the following amendments to compensatory arrangements covering Gregory Q. Brown (“Mr. Brown”), in connection with his promotion on March 21, 2007 to President & Chief Operating Officer of the Company:
1.	Effective as of July 1, 2007, an increase in Mr. Brown’s base salary from $765,000 to $950,000;

2.	Effective as of March 21, 2007, an adjustment to Mr. Brown’s 2007 target award under the 2006 Motorola Incentive Plan from 110% to 125% of his eligible earnings;

3.	Effective as of April 1, 2007, an adjustment to Mr. Brown’s target award under the Motorola Long Range Incentive Plan (LRIP) of 2005 (for the 2005-2007 performance period) and under the Motorola Long Range Incentive Plan (LRIP) of 2006 (for the 2006-2008 and 2007-2009 performance periods) from 200% to 220% of his base pay rate in effect at the commencement of any outstanding performance cycles.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: July 9, 2007	By:	/s/ Ruth A. Fattori
Ruth A. Fattori
Executive Vice President, Human Resources